DEVELOPMENT FINANCING AGREEMENT

      THIS AGREEMENT, made and entered into effective as of this 11th day of August, 1998, by and between Americana Dining Corp. ("Lessee"), whose address is 55 Ferncroft Road, Danvers, Massachusetts 01923-4001, and Net Lease Income & Growth Fund 84-A Limited Partnership and AEI Net Lease Income & Growth Fund XX
Limited Partnership (collectively "Lessor"), whose address is Suite 1300, World Trade Center, Saint Paul, Minnesota 55102.


W I T N E S S E T H, that:

      WHEREAS,  Lessee is contemplating building on the  premises
described   in   Exhibit  "A"  attached  hereto   the   following
Improvements :

         Remodeling  of  an  approximately  10,962  square   foot
   building and improvements to be used as a Champps Restaurant.

   WHEREAS, Lessee has made application to Lessor for development financing to defray the costs of constructing such Improvements;

     WHEREAS, Lessor's Assignor has issued to Lessee its Development Financing and Leasing Commitment to advance funds in the amount hereinafter specified, subject to compliance with the terms and conditions of this Development Financing Agreement and the Net Lease Agreement (the "Lease") of even date herewith;

    NOW, THEREFORE, in consideration of entering into the Lease and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                           ARTICLE I
                          DEFINITIONS

   For purposes of this Agreement, the following terms shall have the following meanings:

        1. "Application" shall mean Lessee's application to the Lessor for the Development Financing the terms and conditions of which are incorporated herein by reference.

        2. "Architect's Contract" shall mean Lessee's contract with the Project Architect.

        3.  "Commitment" shall mean Lessor's Commitment to Lessee
   agreeing   to   provide   the  Development   Financing.   (The
   "Development Financing and Leasing Commitment" dated of even date herewith.)

     4. "Completion Date" shall mean midnight, June 1, 1999, subject to Force Majeure, as defined herein.

      5. "Construction Costs" shall mean land costs, all costs paid to construct and complete the Improvements, as specified on Exhibit "B" attached hereto and made a part hereof.

      6. "Construction Contracts" shall mean the contracts between Lessee and Contractors for the furnishing of labor, services or materials to the Leased Premises in connection with the construction of the Improvements.

      7. "Contractors" shall mean those firms directly engaged by Lessee to construct the Improvements, whether one or more.

       8.    "Contract  Documents"  shall  mean  the  Project
Architect's  Contract,  Plans  and  Specifications  and   the
contract with the Contractor.

      9. "Development Financing" shall mean the funds to be made available pursuant to the Commitment and not to exceed the lesser of the Construction Costs or the maximum loan amount of Three Million Five Hundred Eleven Thousand Dollars ($3,511,000) as specified in the Commitment.

      10. "Development Financing and Carrying Charges" shall mean all fees, taxes and charges incurred under the Development Financing and in the construction of the Improvements including, but not limited to, non-refundable commitment fees; interest charges, service and inspection fees, attorney's fees, title insurance fees and charges, recording fees and insurance premiums.

      11. "Development Financing Documents" shall mean this Agreement, the Lease, Assignment of Architects and Construction Contracts, Guarantees, and such other documents given to the Lessor as security for the Development Financing.

      12. "LTIC-CDD" shall mean Lawyers Title Insurance Corporation, Construction Disbursement Department, the nationally recognized title insurer, or Lessor's in-house designee, to be LTIC-CDD under the Development Financing Disbursement Agreement executed by and between the parties of even date herewith.

      13. "Final Disbursement Date" shall mean the date of the final disbursement of the Development Financing provided hereunder.

      14. "Improvements" shall mean the structures and other improvements to be constructed on the Leased Premises in accordance with the Plans and Specifications.

      15. "Initial Disbursed Funds" shall mean those funds disbursed on the Closing Date for land acquisition and related soft costs upon Lessor's acquisition of the Leased
Premises.

     16. "Inspecting Architect" shall mean the architect, if any, hired by Lessor to perform inspections of the premises. An Inspecting Architect may only be engaged by Lessor in the event of a default relating to construction of the Improvements under the Development Financing Documents.

      17.   "Leased  Premises" shall mean the  real  property
described  in  the  Exhibit "A" attached to  this  Agreement,
together   with  all  Improvements,  equipment  and  fixtures
thereon.

      18.   "Lessee Equity" shall mean the final Construction
Costs less the amount of the Development Financing.

     19. "Plans and Specifications" shall mean the plans and specifications prepared by the Project Architect who shall be licensed in the jurisdiction of the Leased Premises and selected by Lessee.

      20. "Project" shall mean the construction of the Improvements on the Leased Premises.

      21. "Project Architect" shall mean the architect retained by Lessee to design and supervise construction of the Improvements.

      22. "Rental Modification Date" shall mean a date one hundred and eighty days (180) from the date hereof.

       23.    "Sub-Contractors"  shall  mean  those   persons
furnishing labor or materials for the Project pursuant to the Sub-Contracts.

      24. "Sub-Contracts" shall mean the contracts between the Contractor and its materialmen and mechanics in the furnishing of labor or materials for the Project.

       25.    "Title"  shall  mean  Lawyers  Title  Insurance
Corporation issuing the Lessor's fee owner's title insurance policy.

                           ARTICLE II
                   THE DEVELOPMENT FINANCING

   Subject to compliance with the provisions of this Agreement, Lessor agrees to advance to Lessee, and Lessee agrees to
request   from   Lessor,  the  Development  Financing.    The
Development Financing shall be advanced in stages by Lessor to LTIC-CDD and disbursed by LTIC-CDD pursuant to the
provisions   of   Article  VIII  hereof.    The   Development
Financing, or so much thereof as has been advanced hereunder, shall bear interest at the rate and shall be repaid in accordance with the terms hereof and the Lease. The proceeds of the Development Financing shall be used exclusively for the purposes of defraying Construction Costs.

                          ARTICLE III

                              N/A

                           ARTICLE IV
                  CONSTRUCTION OF IMPROVEMENTS

   Lessee agrees to commence construction of the Improvements within thirty (30) days from the date of this Agreement. After commencement of construction of any Improvements, Lessee agrees to diligently pursue said construction to completion, and to supply such moneys and to perform such duties as may be necessary to complete the construction of said Improvements pursuant to the Plans and Specifications and in full compliance with all terms and conditions of this Agreement and the Development Financing Documents, all of which shall be accomplished on or before the Completion Date, subject to Force Majeure and without liens, claims or assessments (actual or contingent) asserted against the Leased Premises for any material, labor or other items furnished in connection therewith, subject to Lessee's right to contest such liens, claims, or assessments provided the same are removed as a lien upon the Leased Premises prior to foreclosure of such lien, and all in full compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental jurisdiction.
Lessee will provide to Lessor, upon request, evidence of satisfactory compliance with all the above requirements.

                           ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE LESSEE

Lessee  hereby  represents and warrants to the Lessor,  which representations and warranties shall be deemed to be restated
by   Lessee  each  time  Lessor  makes  an  advance  of   the
Development Financing, that:

1.  VALIDITY OF DEVELOPMENT FINANCING DOCUMENTS - The Development
Financing Documents are in all respects legal, valid and binding according to their terms.

2. NO PRIOR LIEN ON FIXTURES - No mortgage, bill of sale, security agreement, financing statement, or other title retention agreement (except those executed in favor of Lessor) has been, or will be, executed with respect to any fixture (except Lessee's trade fixtures not financed with this Development Financing) used in conjunction with the construction, operation or maintenance of the improvements.

3. CONFLICTING TRANSACTION OF LESSEE - The consummation of the transactions hereby contemplated and the performance of the obligations of Lessee under and by virtue of the Development Financing Documents will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement, or other instrument to which Lessee is a party or by which it may be bound or affected, the breach of which would materially affect Lessee's ability to perform its obligations hereunder.

4.   PENDING  LITIGATION - There are  no  actions,  suits  or
proceedings pending, or to the knowledge of Lessee threatened, against or affecting it or the Leased Premises, or involving the validity or enforceability of any of the Development Financing Documents, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings that are fully covered by insurance or which, if adversely determined would not substantially impair the ability of Lessee to perform each and every one of its obligations under and by virtue of the Development Financing Documents; and to the Lessee's knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

5. VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS - To the best knowledge of Lessee, there are no violations or notices of violations of any federal or state law or municipal ordinance or order or requirement of the State in which the Leased Premises are located or any municipal
department    or   other   governmental   authority    having
jurisdiction affecting the Leased Premises, which violations in any way have a material adverse affect on the Leased Premises and which remain uncured after notice by such governmental authority or department (if notice is required) and the expiration of the time within which Lessee may cure such violation, or if no time limitation is specified, within a reasonable time after notice to cure such violation .

6. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS - To the best knowledge of Lessee, the Plans and Specifications and construction pursuant thereto and the use of the Leased Premises contemplated thereby comply and will comply with all present governmental laws and regulations and requirements,
zoning   ordinances,  standards,  and  regulations   of   all
governmental bodies exercising jurisdiction over  the  Leased
Premises.   Lessee agrees to provide the Project  Architect's
certification to such effect prior to the funding of the first disbursement under the Development Financing.

7.   LESSEE'S  STATUS  AND AUTHORITY - If  the  Lessee  be  a
corporation, limited liability company, trust or a partnership, Lessee warrants and represents that (i) it is duly organized, existing and in good standing under the laws of the state in which it is incorporated or created; (ii) it is duly qualified to do business and is in good standing in the state in which the Leased Premises are located; (iii) it has the corporate or other power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Agreement and the Development Financing Documents; and (iv) the execution and delivery of this Agreement and the Development Financing Documents and the performance and observance of the provisions hereof and thereof have been (or future acts will
be) duly authorized by all necessary trust, partnership, or corporate actions of Lessee. Lessee will furnish such resolutions, affidavits and opinions of counsel to such effect as Lessor may reasonably require.

8. AVAILABILITY OF UTILITIES - All utility services necessary for the construction of the Improvements will be available prior to the commencement of construction, and all utility
services   necessary  for  the  proper   operation   of   the
Improvements for their intended purposes are available at the Leased Premises or will be available at the Leased Premises
prior   to  the  Final  Disbursement  Date,  at  commercially
comparable  utility  rates  and  hook-up  charges   for   the
vicinity,  including water supply, storm and  sanitary  sewer
facilities,   gas,  electricity  and  telephone   facilities.
Lessee  shall  furnish  evidence  of  such  availability   of
utilities from time to time at Lessor's request.

9. BUILDING PERMITS - All building permits required for the construction of the Improvements have been obtained prior to the commencement of the construction of the Improvements and copies of same will be delivered to Lessor.

10. CONDITION OF LEASED PREMISES - The Leased Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty, nor to the best of Lessee's knowledge, subject to any action in eminent domain.

11.  APPROVAL OF PLANS AND SPECIFICATIONS - To the best knowledge
of   Lessee   in   reliance  upon  the  Project   Architect's
certification to such effect, the Plans and Specifications conform to the requirements and conditions set out by applicable law or any effective restrictive covenant, to all governmental authorities which exercise jurisdiction over the
Leased   Premises  or  the  construction  thereon,   and   no
construction will be commenced upon the Leased Premises until said Plans and Specifications shall have been approved by Lessor, which consent shall not be unreasonably withheld or delayed and shall be given or withheld within ten business days after written request therefor. Subject to Article VI, paragraph 14, no material changes are to be made in the Plans
and   Specifications  as  approved  without  Lessor's   prior
consent, which consent shall not be unreasonably withheld or delayed and shall be given or withheld within ten business days after written request therefor; except, after prior written notice to Lessor, provided the Development Financing shall remain in balance as set forth in Article VII, paragraph 3 herein, Lessor shall consent to reallocation among line items or use of the Construction Contingency in the aggregate of not more than the amount budgeted as set forth on Exhibit B for Construction Contingency, unless Lessee shall deposit Owner Equity with LTIC-CDD in the amount of such excess over the budgeted amount.

12. CONSTRUCTION CONTRACTS - Lessee has entered into contracts with the Contractors or separate contracts with materialmen
and   laborers   providing  for  the  construction   of   the
Improvements. Lessee will cause the Contractors to promptly furnish Lessor with the complete list of all Sub-contractors or entities as and when under contract, which Contractors propose to engage to furnish labor and/or materials in constructing the Improvements (such list containing the names, addresses, and amounts of such sub-contracts as written  in  excess  individually of  $5,000,  and  prior  to
disbursement  of  funds  to  or  for  the  benefit  of   such
Subcontractors, affidavits of authorized signatory and other documents commercially reasonably required by Title to insure that the Leased Premises remain lien free) and will from time to time furnish Lessor or Title with true copies of all Contracts entered into by Lessee and with the terms of all verbal agreements therefor, if any, and as to subcontractors, letters signed by sub-contractors whose contracts are in excess of $5,000 setting forth the present amount of their contract and the amounts remaining to be paid under that contract, if the same information is not stated on a lien waiver reflecting the most currently requested payment to such subcontractor.

13. BROKERAGE COMMISSIONS - No brokerage commissions are due in connection with the transaction contemplated hereby or if there are commissions due or payable the same will be paid by Lessee. Lessee agrees to and shall indemnify Lessor from any liability, claims or losses arising by reason of any such
brokerage  commissions.   This provision  shall  survive  the
repayment of the Development Financing and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

14. NO PRIOR WORK - Except as may have been permitted by Lessor, no work or construction has been commenced or will be commenced by or on behalf of Lessee on the Leased Premises, nor  has Lessee entered into any contracts or agreements  for
such   work  or  construction  which  could  result  in   the
imposition of a mechanic's or materialmen's lien on the Leased Premises or the Improvements prior to or on parity with the interest of Lessor.

15. ENVIRONMENTAL IMPACT STATEMENT - All required environmental impact statements as required by any governmental authority
having   jurisdiction  over  the  Leased  Premises   or   the
construction of the Improvements have been duly filed and approved.

16. ACCESS - The Leased Premises front on a publicly maintained road or street or have access to such a road or street under an easement or private way, which is not subject to a reversion in favor of any party.

17. FINANCIAL INFORMATION - Any financial statements heretofore delivered to Lessor are true and correct in all respects, have been prepared in accordance with generally accepted
accounting   practice,  and  fairly  present  the  respective
financial conditions of the subject thereof as of the respective dates thereof and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

                           ARTICLE VI
                      COVENANTS OF LESSEE

Lessee hereby covenants and agrees with Lessor as follows:

1. SURVEYS - Prior to execution of any Development Financing Documents and prior to the initial request for a Disbursement (as defined in Article VIII hereof), Lessee has furnished to Lessor three copies of a current perimeter land survey, in form and substance satisfactory to Lessor, certified to Lessor, giving a description of the Leased Premises and showing all encroachments onto or from the Leased Premises, currently certified by a registered surveyor and bearing his registry number and showing access rights, easements, or utilities, rights of way, all setback requirements upon the Leased Premises, improvements, matters affecting title and such other items as Lessor may reasonably request.

2. TITLE INSURANCE - Prior to the initial request for Disbursement the Lessee has furnished Lessor with an ALTA policy of title insurance, and prior to any subsequent request for Disbursement such ALTA policy of title insurance shall be brought down to the date of Disbursement by endorsement, all in form and substance satisfactory to Lessor issued at the Lessee's expense and written by Title insuring the Leased Premises to be marketable, free from exceptions for mechanic's and materialmen's liens and free from other exceptions not previously approved by the Lessor, naming Lessor as fee owner insured to the extent of advances made hereunder subject only to such exceptions as may be reasonably approved by Lessor.

3. RESTRICTIONS ON CONVEYANCE OR SECONDARY FINANCING - Lessee will not transfer, sell, convey or encumber the Leased Premises or subject the Leased Premises to any secondary financing in any way without the written consent of the Lessor, except as permitted in Article V, paragraph 2 relating to trade fixture financing sources or suppliers.

4. INSURANCE - To obtain or cause Contractor to obtain and maintain such insurance or evidence of insurance as Lessor may reasonably require, including but not limited to the following:

     (a) BUILDER'S RISK INSURANCE - Builder's Risk Insurance written on the so-called "Builder's Risk-Completed Value Basis" in an amount equal to the full replacement cost of the Improvements at the date of completion with coverage available on the so-called multiple peril form of policy, including coverage against collapse and water damage, naming Lessor as additional named insured, such insurance to be in such amounts and form and written by such companies as shall be reasonably approved by Lessor, and the originals of such policies (together with appropriate endorsement thereto, evidence of payment of premiums thereon and written agreements by the insurer or insurers therein to give Lessor ten (10) days' prior written notice of any intention to cancel) shall be promptly delivered to Lessor, said insurance coverage to be kept in full force and effect at all times until the completion of construction of the Improvements.

      (b) HAZARD INSURANCE - Fire and Extended Coverage Insurance, and such other hazard insurance as Lessor may require and as called for in the Lease in an amount equal to the full replacement cost of the Improvements naming Lessor as an additional named insured, such insurance to be in such amounts and form and written by such companies as shall be reasonably approved by Lessor, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurer or insurers therein to give Lessor ten (10) days' prior written notice of any intention to cancel) shall be promptly obtained and delivered to Lessor immediately upon completion of the construction of the Improvements and before any portion is occupied by Lessee or any tenant of Lessee with such insurance to be kept in full force and effect at all times thereafter.

      (c) PUBLIC LIABILITY - Comprehensive public liability insurance (including operations, contingent liability operations, operations of sub- contractors, completed operations and contractual liability insurance) in limits of coverage as set forth in the Lease.

      (d)   WORKMEN'S COMPENSATION INSURANCE  -  Evidence  of
compliance   with  the  required  coverage  under   statutory
workmen's compensation requirements.

5. COLLECTION OF INSURANCE PROCEEDS - To cooperate with Lessor in obtaining for Lessor the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of the Lessee to Lessor incurred hereunder (including the payment by Lessee of the expense of an independent appraisal on behalf of Lessor in case of a fire or other casualty affecting the Leased Premises).

6. APPLICATION OF DEVELOPMENT FINANCING PROCEEDS - To use the proceeds of the Development Financing solely for the purpose of paying for Construction Costs and such incidental costs relative to the construction as may be reasonably approved from time to time in writing by Lessor, and in no event to use any of the Development Financing proceeds for personal, corporate or other purposes.

7. EXPENSES - To pay all costs of closing the Development Financing and all expenses of Lessor with respect thereto, including, but not limited to, legal fees by Lessor's counsel and all other reasonable attorney's fees (limited as set forth in the Commitment), costs of title insurance, transfer taxes, license and permit fees, recording expenses, surveys, intangible taxes, appraisal fees, Inspecting Architect fees, expenses of retaking possession upon default by Lessee hereunder or other costs of enforcement (including reasonable attorney's fees) and similar items.

8. LAWS, ORDINANCES AND ETC. - To comply promptly with any law, ordinance, order, rule or regulation of all authorities exercising  jurisdiction  over the  Leased  Premises  or  the
construction   thereon,  including  appropriate   supervising
boards of fire underwriters and similar agencies and the requirements of any insurer issuing coverage on the Project.

9. RIGHT OF LESSOR TO INSPECT LEASED PREMISES - Upon 48 hours notice, except in cases which Lessor reasonably deems to be an emergency, in which event upon reasonable notice under the
circumstances,   to  permit  Lessor  and  Title   and   their
representatives and agents to enter upon the Leased Premises and to inspect the Improvements and all materials to be used in construction thereof and to cooperate and cause Contractor to cooperate with Lessor or Title and their representatives and agents during such inspections, provided that such is accomplished without interrupting the construction process. Provided, further, however, that this provision shall not be deemed to impose upon Lessor or Title any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify any person with respect thereto.

10. BOOKS AND RECORDS - To set up and maintain accurate and complete books, accounts and records pertaining to the Project including the working drawings in a manner reasonably acceptable to Lessor. The Lessor, Title and Inspecting Architect shall have the right at all reasonable times and upon reasonable prior notice to inspect, examine and copy all books and records of Lessee relating to the Project, and to enter and have free access to the Leased Premises and Improvements and to inspect all work done, labor performed and material furnished in or about the Project, provided that such is accomplished without interrupting the construction process. Notwithstanding the foregoing, Lessee shall be responsible for making inspections as to the Improvements during the course of construction and shall determine to its own satisfaction that the work done or materials supplied by the Contractors and all Subcontractors has been properly supplied or done in accordance with the applicable contracts. Lessee will hold Lessor and Title harmless from and Lessor and Title shall have and have no liability or obligation of any kind to Lessee or creditors of Lessee in connection with any defective, improper or inadequate workmanship or materials brought in or related to the Improvements or the Leased Premises, or any mechanic's liens arising as a result of such workmanship or materials. Upon Lessor's request, Lessee shall replace or cause to be replaced any such work or material found to be materially deficient by the Project Architect or Independent Architect. Lessor shall cooperate with Lessee in obtaining any rights under any applicable warranties to accomplish such work. Any inspections made by Inspecting Architect, Title or Lessor are for the sole benefit of Lessor and neither Lessee nor any creditor, tenant or vendee of Lessee shall be entitled to rely on such inspection. Lessee shall obtain for Lessor coincident rights to rely upon any warranties obtain by Lessee from its Contractors or subcontractors.

11. CORRECTION OF DEFECTS - To promptly correct any structural defects in the Improvements or any material departure from the Plans and Specifications not previously approved by
Lessor.   The  advance of any Development Financing  proceeds
shall not constitute a waiver of Lessor's right to require compliance with this covenant.

12. SIGN REGARDING DEVELOPMENT FINANCING - To allow Lessor to erect and maintain at a suitable site on the Leased Premises, at a location to be chosen by Lessee in its reasonable discretion, a sign indicating that Development Financing is being provided by Lessor, to the extent permitted by law or private covenant, condition, or agreement affecting the Project.

13. ADDITIONAL DOCUMENTS - To furnish to Lessor all instruments, documents, initial surveys, footing or foundation surveys, if
conducted,    certificates,   plans    and    specifications,
appraisals, financial statements, title and other insurance reports and agreements and each and every other document and instrument required to be furnished by the terms hereof, all at Lessee's expense; to assign and deliver to Lessor such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the Leased Premises, as Lessor may require; and to do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the intents and purposes of this Agreement, the Lease, or the Commitment, as Lessor shall reasonably require from time to time.

14. ARCHITECTS AND CONSTRUCTION CONTRACTS - To commit no default nor knowingly permit a default under the terms of the
Architects or Construction Contracts; To waive none nor knowingly permit a waiver of the obligations of the parties thereunder; To do no act which would relieve such parties from their obligations thereunder; To make no amendments to such contracts, without the prior written consent of Lessor;
To enter into no change orders or extras that cause a reallocation among budgeted line items, or that in the aggregate or singularly result in a net increase in excess of
10% of the original contract amount without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Lessor shall be given written notice and copies of all change orders; provided, further, however, with written notice to Lessor prior to any request for funds subsequent to any such change order or reallocation, the Lessee shall be allowed to enter into any change order or extra which is accounted for by use of any reallocation among line items or any remaining budgeted Contingency line item, or if the same has been exhausted, Lessee shall be allowed increases in the original contract amount without Lessor's consent if Lessee has, upon the execution of said change order, deposited with Lessor the amount by which such change order increases the total Construction Cost; To allow all such contracts to be subject to the approval of Lessor for its loan purposes; To allow Lessor to take advantage of all the rights and benefits of the  contracts  upon  any default by Lessee;  and  to  submit
evidence   to  Lessor  that  both  the  Architect   and   the
Contractors will permit Lessor to acquire Lessee's interest under their respective contracts and the Contract Documents without additional charge or fee should an event of default occur hereunder, which default is not cured within applicable notice and cure periods.

15. ENFORCE PERFORMANCE OF SUB-CONTRACTS - To enforce, or cause to be enforced, the prompt performance of the Sub-Contracts in accordance with their terms and not to approve any changes in the same that in the aggregate or singularly result in a net increase in excess of 10% of the original General Contractor's contract amount without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, provided Lessee's right to enter into any such change order shall be on the same terms set forth in Section
14 above.

16.  COMPLIANCE WITH RULES - To comply with, and to require the
Contractors   to   comply  with,  all   rules,   regulations,
ordinances and laws bearing on the conduct of the work on the Improvements, including the requirements of any insurer issuing coverage on the Project and the requirements of any applicable supervising boards of fire underwriters.

17. OPINIONS OF COUNSEL - To furnish such opinions of counsel as may be reasonably requested of the Lessee in connection with the matters contemplated by this Agreement.

18. SOIL TESTS - To provide the Lessor with a soil report prepared by an acceptable engineer certifying as to the status of the soil conditions on the Leased Premises, the need or lack of need for special pilings and foundations and that either any pilings and foundation necessary to support the Improvements have been placed in a manner and quantity sufficient to provide the required support or that no such pilings and foundations are necessary for the support and construction of the Improvements.

19. MARKETABLE TITLE - To execute and deliver or cause to be executed and delivered such instruments as may be required by the Lessor and Title to provide Lessor with a marketable, valid title to the Leased Premises subject only to such exceptions to title as may be reasonably approved by Lessor.

20. VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS - Lessee will permit no violations nor commit the same, of any federal or state law or municipal ordinance or order or requirement of the State in which the Leased Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Leased Premises, which violations in any way have a material adverse affect on the Leased Premises and which remain uncured after notice by such governmental authority or department (if notice is required) and the expiration of the time within which Lessee may cure such violation, or if no time limitation is specified, within a reasonable time after notice to cure such violation .

21. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS - The Plans and Specifications and construction pursuant thereto and the use of the Leased Premises contemplated thereby will comply with all governmental laws and regulations and requirements, zoning ordinances, standards, and regulations of all governmental bodies exercising jurisdiction over the Leased Premises, including environmental protection and equal employment regulations, and appropriate supervising boards of fire underwriters and similar agencies.

22. APPROVAL OF PLANS AND SPECIFICATIONS - The Plans and Specifications will conform to the requirements and conditions set out by applicable law or any effective restrictive covenant, and to all governmental authorities which exercise jurisdiction over the Leased Premises or the construction thereon.

23. NOTICE OF COMMENCMENT\FURNISHING - To provide Lessor prior to the initial request for a Disbursement, with a copy of the Notice of Commencement and any amendments thereto prepared in accordance with Ohio Statute and to be recorded with the County Recorder's Office where the Leased Premises are situate immediately following the recording of the Memorandum of Lease between the parties hereto. Lessee represents and warrants that a Notice of Commencement has not been and will not be recorded prior to the recording of the Memorandum of
Lease.   Lessee  shall  post and keep posted  the  Notice  of
Commencement  and  all amendments thereto  in  a  conspicuous
place   on   the  Leased  Premises  during  the   course   of
construction of the Project. Lessee further represents and warrants to timely comply with all provisions of Ohio Statute respecting keeping the Leased Premises free of mechanic's liens and failure to do so shall be deemed an Event of Default as defined under the Net Lease Agreement and this Agreement. Lessee shall provide Lessor with a copy of each Notice of Furnishing (as defined in Ohio Statute) received by Lessee during the course of construction of any Improvements on the Leased Premises.

                          ARTICLE VII
             CONDITIONS PRECEDENT TO A DISBURSEMENT

It shall be a condition precedent to each Disbursement under this Development Financing Agreement that:

1.  DEVELOPMENT FINANCING DOCUMENTS - The Development Financing
Documents shall have been duly executed and delivered to Lessor and shall be in full force and effect.

2. LESSEE EQUITY - Lessee shall have paid all of the Lessee Equity funds into the Project before the first Disbursement (or any subsequent Disbursement if additional Lessee Equity should be required) and Lessee shall deliver evidence of such payment reasonably satisfactory to Lessor.

3. DEVELOPMENT FINANCING BALANCE - As of the date immediately prior to any Disbursement, the total amount of unadvanced proceeds of the Development Financing shall be sufficient, in the commercially reasonable opinion of Lessor (the opinion of Lessor being based upon affidavit of the General Contractor, the Project Architect, the Inspecting Architect, or other reliable licensed third party contractor) to complete the Improvements free of liens. To the extent the total of the unadvanced proceeds of the Development Financing shall be insufficient, at any time, in Lessor's reasonable opinion, (based upon the affidavit as set forth above) to complete the Improvements, or be less than the total Construction Costs not yet paid for or not yet incurred (including interest accruing for the remainder of the term or extensions thereof, if any), the Lessee shall immediately deposit with the Lessor or with Title, as additional Lessee Equity funds, an amount equal to such deficiency and such additional Lessee Equity funds shall be disbursed by LTIC-CDD prior to the Disbursement of any further advance or advances under this Agreement.

4. NO DEFAULT - No event of default, which remains uncured after the expiration of applicable cure periods, shall exist under this Agreement or the Development Financing Documents.

5. REPRESENTATIONS AND WARRANTIES - The representations and warranties in Article V hereof shall be true and correct on and as of the date of each Disbursement.

6. COVENANTS - Lessee shall have complied with all of the covenants made by it in Article VI hereof.

7. SWORN CONSTRUCTION STATEMENT - Prior to the initial disbursement hereunder, the Lessee shall have submitted to Lessor and Title a Construction Cost Statement or the Construction Contract (if such information is contained therein) sworn to by Lessee and Contractors reflecting all major Sub-Contractors or materialmen who shall then be engaged in furnishing labor, materials or supplies for the Improvements. The list should show the name of each and every Contractor, Sub-Contractor and materialman (or at least such entities or individuals whose contract is in excess of $5,000), its address and an estimate of the dollar value of the work, labor and materials to be done or supplied and a general statement of the nature of the work to be done or materials to be supplied by each Contractor. Thereafter, if such list should change or new subcontractors shall execute contracts not reflected on the above list, the Lessee shall furnish to the Lessor any amendments or additions to the original statement as so submitted.

8.   APPLICATION FOR PAYMENT - Lessor shall have received  an
Application for Payment pursuant to Article VIII hereof.

9.  TITLE - Title shall issue its endorsement to the title policy insuring  the  Lessor as fee owner under the  policy  in  the
aggregate  amounts  of  all  prior  Disbursements   and   the
requested Disbursement.

10. WORK IN PLACE - All work or materials for which a Disbursement is requested shall be in place and incorporated into the Improvements.

11. AMENDED NOTICE OF COMMENCEMENT - Lessee shall provide Lessor with any amended Notice of Commencement filed in accordance with Ohio Statute, and any Notice of Furnishing (as defined in Ohio Statute) received by Lessee during the course of construction of any Improvements on the Leased Premises.

                          ARTICLE VIII
   METHODS OF DISBURSEMENTS OF DEVELOPMENT FINANCING PROCEEDS

The Development Financing shall be disbursed (a "Disbursement") as follows:

1. PROCEDURE - Not more often than monthly, Lessee may submit an Application for Payment in the form attached hereto as Exhibit "C" requesting the Disbursement of proceeds under the Development Financing, which request shall be submitted to Lessor and to LTIC-CDD at least five (5) business days prior to  the  date on which a Disbursement is requested.  Provided the  conditions of this Development Financing  Agreement  are met on the date requested for such advance, Lessor shall advance to LTIC-CDD amounts certified to be currently payable by Lessee (excluding the retainage hereinafter specified) for
the   then  incurred  portion  of  Total  Construction  Costs
pursuant to the Application for Payment. All costs shall have been approved in writing by the Project Architect, Lessee, Contractor, and if required by Lessor, by the Inspecting Architect. All interest accruing need not be
disbursed   to   LTIC-CDD,  but  may   be   immediately   and
automatically credited by Lessor to the Development Financing account. LTIC-CDD shall disburse all funds advanced to it by Lessor in accordance with the terms and provisions of this Agreement and any special escrow requirements imposed by LTIC-CDD as a condition to its acting as the disbursing agent
hereunder.    The  disbursed  proceeds  of  the   Development
Financing shall bear interest from and including the date of disbursement to LTIC-CDD or the date of credit by Lessor provided that in the event LTIC-CDD shall fail to disburse any advances within five (5) business days after the date set for  an advance, LTIC-CDD shall return said advance to Lessor and interest on such advance shall abate from and after the date of such return. Any amounts disbursed to LTIC-CDD and returned by LTIC-CDD to the Lessor shall not be deemed to be
advanced  under  the Development Financing  Documents.   Each
Application  for Payment shall clearly set forth the  amounts due  to  Lessee  and to each Contractor out of the  requested
Development  Financing  and  shall  be  accompanied  by   the
following:

      a. A Draw Request Certificate in the form attached hereto as Exhibit "D" certifying that each contractor or materialman for which payment is requested in the relevant Application for Payment has satisfactorily completed the work or furnished the materials for which payment is requested in accordance with the applicable contract; that all work for which an Application for Payment is made substantially conforms to the Contract Documents and any approved changes, and is in place; and that sufficient funds remain of the undisbursed Development Financing proceeds to complete the Project and that all funds previously disbursed have been applied as per the previous Application for Payment.

      b. Waivers of Mechanics' Liens and Materialmen's Liens executed by all Contractors for all work done and all materials furnished to the Leased Premises and included in such current Application for Payment, or evidence reasonably required by Title to insure over the same by special specific endorsement, or such other releases or lien pursuant to bonding or otherwise to prevent such liens from attaching to the Leased Premises.

      c. Waivers of Mechanics' Liens and Materialmen's Liens executed by all Sub-Contractors and workmen and materialmen for all work done and all materials furnished to the Leased Premises and included in the immediately preceding Application for Payment, or evidence reasonably required by Title to insure over the same by special specific endorsement, or such other releases or lien pursuant to bonding or otherwise to prevent such liens from attaching to the Leased Premises.

      d. Such other supporting evidence, including invoices and receipts as may be requested by Lessor or LTIC-CDD to substantiate all payments which are to be made out of the Disbursement or to substantiate all payments then made in respect to the Project.

2. INTEREST ADVANCE - If interest has accrued on the Development Financing and is unpaid or fees are payable to the Lessor hereunder, Lessor shall be, and hereby is, authorized at any
time   to  advance  to  itself  from  the  proceeds  of   the
Development Financing the total amount of such accrued interest and fees, whether or not an Application for Payment has been submitted by the Lessee and the same shall be deemed to be an advance of the proceeds of the Development Financing under this Agreement in the same manner and with the same
effect  as  if  advanced under the provisions above.   It  is
understood Lessor may establish an automatic interest reserve whereby Lessor may withdraw from the Development Financing account on a regular basis the accrued interest on the Development Financing and credit the Development Financing balance with the same.

3. ASSESSMENT AND TAX ADVANCE - As taxes and assessments become due on the Leased Premises, Lessor shall be, and hereby is, authorized to advance to itself automatically from the proceeds of the Development Financing, the total amount of such taxes and assessments and the same shall be deemed to be an advance of the proceeds of the Development Financing under this Agreement in the same manner and with the same effect as if advances under the provisions above, if not previously paid before due pursuant to Lessee's obligations under the Lease.

4. DISBURSE UNDER DEVELOPMENT FINANCING DOCUMENT - All sums advanced and disbursed hereunder shall be disbursed under and shall be secured by the Development Financing Documents.

5.  PAYMENTS TO SUBCONTRACTORS - In its reasonable discretion
LTIC-CDD may make payments directly to any subcontractor or materialman.

6. RETAINAGE - Each Disbursement shall be limited to an amount equal to ninety percent (90%) of the value, exclusive of Contractor's profit and overhead, of the materials and labor furnished to the Leased Premises and the balance (herein called the Retainage) shall be retained by Lessor, provided that thirty (30) days after completion by each subcontractor or materialman of his subcontract Lessor will disburse to such party, or to the Contractor on behalf of such party the Retainage withheld from said party, provided that as a
condition  to  such  disbursement  the  Lessee  and   Project
Architect and the Inspecting Architect shall certify to Lessor the date that such Party's subcontract has been fully
and   satisfactorily  completed  and  the  subcontractor   or
materialmen shall have supplied Title with satisfactory final lien waivers, including final lien waivers for any of its submaterialmen or sub- contractors and the requirements of any bonding company issuing the Bonds shall have been
fulfilled.   Any  Retainage  due  the  Contractor  for   work
performed or materials furnished by the Contractor and the final balance of Contractor's profit and overhead shall be disbursed on the Final Disbursement Date pursuant to Article
IX   hereof.   Contractor's  profit  and  overhead  shall  be
disbursed based upon and in proportion to the percentage of completion of the Project, or amounts payable under the Construction Contract for work actually performed, whichever is less, as certified by the Project Architect.

                           ARTICLE IX
              FINAL DEVELOPMENT FINANCING BALANCE

Unless and until Lessor and Lessee have entered into a mutually satisfactory escrow holdback and undertaking agreement to, inter alia, complete the Improvements and otherwise satisfy the requirements of this Article IX, at no time and in no event shall Lessor be obligated to disburse the balance of the proceeds of the Development Financing, including any Retainage until the date the following have been satisfied (the "Final Disbursement Date"):

1. Lessor shall have received reasonably satisfactory evidence of the final completion of the Improvements in substantial accordance with the Contract Documents and the Certificate of Final Completion from the Project Architect accepted by the Contractor and Lessee.

2. Lessor shall have received satisfactory as-built surveys reflecting the final location of the Improvements as fully completed on the Leased Premises in accordance with the Contract Documents, said survey to be prepared by a registered or licensed surveyor bearing his registry number, certifying to Lessor as to the legal description of the Leased Premises and showing all Improvements located on the Leased Premises and indicating the street address of the Improvements, absence of any encroachments on the Leased Premises or from the Leased Premises onto adjacent land, showing all access points, and showing conformance to all set back requirements and delineating all utility easements that are specifically legally described, rights of way and other matters affecting the Leased Premises, and certifying as to the total acreage of the land, the exterior dimensions of the Improvements, and the number of parking spaces, if any, and such other matters as Lessor may reasonably request.

3. Lessor shall have received a requisite affidavit of the Lessee, Contractor and Project Architect, and approved by the Inspecting Architect certifying as to the final cost of the Improvements.

4. Title shall have been furnished with such final lien waivers sufficient in the opinion of Title to dissolve any possible Mechanic's and Materialman's Liens affecting title to the Leased Premises or Lessee shall have provided a bond or other security sufficient to remove the lien as an encumbrance upon title to the Leased Premises and Title shall have issued its endorsements to the title policy increasing the insured coverage to the full amount of all sums disbursed under this Development Financing Agreement.

5. Lessor shall have received evidence that all of the terms, provisions and conditions on the part of the Lessee to be performed or caused to be performed hereunder and under the Lease, including but not limited to obtaining casualty insurance for the full insurable value of the Improvements, have been fulfilled to the satisfaction of Lessor.

6. Lessor shall have received a Final Certificate of Occupancy issued by the appropriate governmental authority covering the Improvements and a Certificate of Substantial Completion from the Project Architect indicating that the Improvements as built comply with all building codes and zoning ordinances, including any plat requirements or requirements of recorded
operating  covenants  or  agreements  affecting  the   Leased
Premises.

7. All remaining uncompleted "punch list" items shall have been satisfactorily completed.

8. The requirements of all bonding companies, if any, with respect to release of retainage shall have been met.

9. An amendment to the Lease shall be executed by Lessee and Lessor setting forth the date the first Lease Year shall end and the Rent for the balance of the first Lease Year, and evidencing the satisfaction and termination of this Agreement.

                           ARTICLE X
                       EVENTS OF DEFAULT

An "event of default" shall be deemed to have occurred hereunder and under the Lease, if:

1. DEFAULT UNDER DEVELOPMENT FINANCING DOCUMENTS - Any default or event of default occurs (which remains uncured after the expiration of any applicable cure period as may be set forth in any Development Financing Document) under any of the Development Financing Documents as defined therein; or

2.  FAILURE TO COMPLETE CONSTRUCTION - Lessee shall fail for any
reason,   except  Lessor's  wrongful  refusal  to  fund   the
Development Financing pursuant to the terms hereof, to substantially complete the construction of the Improvements by the Completion Date; or

3. BREACH OF AGREEMENT - Lessee breaches or fails to perform, observe or meet any covenant or condition of this Agreement, provided, however, with respect to non-monetary defaults hereunder, Lessee shall have twenty days after notice from Lessor to cure such non-monetary default, or if such default (but for the payment of monies) cannot be cured within twenty days, such longer time as may be reasonably necessary to effect a cure if Lessee is diligently pursuing a course of conduct reasonably designed to cure the default.; or

4. BREACH OF WARRANTY - Any warranties made or agreed to be made in any of the Development Financing Documents or this Agreement shall be breached by Lessee or shall prove to be false or misleading, and the same shall not be cured or made to be true and correct within the applicable cure periods; or

5. FILING OF LIENS AGAINST THE LEASED PREMISES - Any lien for labor, material, taxes or otherwise shall be filed against the Leased Premises and such lien shall not be promptly paid, released, contested in an appropriate forum, or bonded over to Lessor's reasonable satisfaction before the lien shall
materially   adversely  affect  Lessor's  interest   in   the
Premises; or

6. LITIGATION AGAINST LESSEE - Any suit shall be filed against Lessee, and is not resolved within 120 days and, which if adversely determined, could substantially impair the ability of Lessee to perform each and every one of its obligations under and by virtue of the Development Financing Documents; or

7. LEVY UPON THE LEASED PREMISES - A levy be made under any process on the Leased Premises and such levy shall not be promptly Bonded over prior to the execution of such levy; or

8. TRANSFER OF LEASED PREMISES - Lessee shall without the prior written consent of Lessor, voluntarily or by operation of law, sell, transfer, convey or encumber all or any part of its interest in the Leased Premises or in any of the personalty located thereon, or used or intended to be used in connection therewith; or

9. ABANDONMENT - Lessee abandons the project or delays or ceases work thereon for a period of fifteen consecutive (l5) days, or delays construction or suffers construction to be delayed for any period of time for any reason whatsoever so that completion of Improvements cannot be accomplished in the judgment of Lessor on or before the Completion Date, subject to force majeure; or

10. BANKRUPTCY - Lessee shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or
shall   file   a   petition   seeking   any   reorganization,
dissolution,     liquidation,    arrangement,    composition,
readjustment, or similar relief under any present or future bankruptcy or insolvency statute, law or regulation, or shall file an answer admitting to or not contesting the material allegations of a petition filed against it in any such proceedings, or shall not have the same dismissed or vacated, or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties, or shall not after the appointment without the consent or acquiescence of it of a trustee, receiver, or liquidator of any material part of its properties have such receiver, liquidator or appointment vacated; or

11. EXECUTION LEVY - Execution shall have been levied against the Leased Premises or any lien creditors commence suit to enforce a judgment lien against the Leased Premises or such action or suit shall have been brought and shall not be immediately bonded over and shall continue unstayed and in effect for a period of more than 120 consecutive days; or

12. ATTACHMENT - Any part of the Lessor's commitment to make the advances hereunder shall at any time be subject or liable to attachment or levy at the suit of any creditor of the Lessee or at the suit of any subcontractor or creditor of the Contractor and shall remain unstayed prior to the time Lessor shall be obligated to comply with the same; or


                           ARTICLE XI
                       REMEDIES OF LESSOR

Lessee hereby agrees that the occurrence of any one or more of the events of default set out in Article X hereof, shall also constitute an event of default under each of the Development Financing documents, thereby entitling Lessor, after the expiration of any applicable cure period, at its option, to proceed to exercise any or all of the following remedies:

1.   EXERCISE  OF REMEDIES - To exercise any of  the  various
remedies   provided  in  any  of  the  Development  Financing
Documents, including the acceleration of the Put described in Articles XIV hereof;

2. CUMULATIVE RIGHTS - Cumulatively to exercise all other rights, options and privileges provided by law;

3. CEASE MAKING ADVANCES - To refrain from making any advances under this Agreement but Lessor may make advances after the happening of any such event without thereby waiving the right to refrain from making other further advances or to exercise any of the other rights Lessor may have.

4.   RIGHTS TO ENTER - To require Lessee to vacate the Leased
Premises and permit Lessor (whether prior to the exercise of the Put or during any period prior to the closing of the sale pursuant to the Put);

   (a)  To enter into possession;

   (b) To perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications;

   (c)   To  employ security watchmen to protect the  Leased
Premises; and

         (d) To disburse that portion of the Development Financing Proceeds not previously disbursed (including any Retainage) to the extent necessary to complete the construction of the Improvements in accordance with the Contract Documents and if the completion requires a larger sum than the remaining undisbursed portion of the Development Financing, to disburse such additional funds, all of which funds so disbursed by Lessor shall be deemed to have been disbursed to Lessee. For this purpose, Lessee hereby consents upon an uncured default by Lessee after the expiration of any applicable notice and cure period, to the Lessor taking the following actions, or not, in Lessor's reasonable discretion: to complete the construction of the Improvements in the name of the Lessee, and hereby empowers Lessor to take all actions necessary in connection therewith including but not limited to using any funds of Lessee including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the said portion of the Improvements in the manner called for by the Contract Documents; to make such additions and changes and corrections in the Contract
Documents which shall be necessary or desirable to complete the said portion of the Improvements in substantially the manner contemplated by the Contract Documents; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be liens against said Leased Premises, or may be necessary or desirable for the completion of the said portion of the Improvements or the clearance of title to the Leased Premises; to execute all applications and certificates in the name of Lessee which may be required by any construction contract and to do any and every act with respect to the construction of the said portion of the Improvements which Lessee may do in its own behalf. Lessor shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the said portion of the Improvements and to take such action and require such performance as it deems necessary. In accordance therewith, Lessee hereby assigns and quitclaims unto Lessor all sums to be advanced hereunder including Retainage. Any funds so disbursed or fees or charges so incurred shall be included in any amount necessary for the Lessee to pay pursuant to the Put.

      (e) To discontinue making advances hereunder to the Lessee and to terminate Lessor's obligations under this Agreement.

5. RIGHTS NON CUMULATIVE - No right or remedy by this Agreement or by any Development Financing Document or instrument delivered by the Lessee pursuant hereto, conferred upon or reserved to the Lessor shall be or is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy or now or hereafter arising at a law or in equity or by statute. Except as Lessor may hereafter otherwise agree in writing, no waiver by Lessor or any breach
by   or   default  of  Lessee  of  any  of  its  obligations,
agreements, or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other obligation, agreement or covenant, nor shall any forbearance by Lessor to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such a breach, nor shall Lessor be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement.

6. EXPENSES - The Development Financing and this Agreement and the performance by the Lessor or Lessee of their obligations hereunder shall be without cost and expense to the Lessor, all of which costs and expenses the Lessee agrees to pay and hold Lessor harmless of and payment of which shall be secured by the Development Financing Documents. Specifically, Lessee agrees to pay all title charges, surveyor's fees, appraisals, loan fees and attorney's fees and costs and the like incurred in connection with this Agreement.

                          ARTICLE XII
              GENERAL CONDITIONS AND MISCELLANEOUS

The following conditions shall be applicable throughout the term of this Agreement:

1.  RIGHTS OF THIRD PARTIES - All conditions of the obligations
of   Lessor  hereunder,  including  the  obligation  to  make
disbursements are imposed solely and exclusively for the benefit of Lessee, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lessor will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any
circumstances,  be  deemed  to  be  a  beneficiary  of   such
conditions, any and all of which may be freely waived in whole or in part by Lessor at any time if in its sole discretion it deems it desirable to do so. In particular, Lessor makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of
defects.   In  this connection, Lessee agrees  to  and  shall
indemnify  Lessor  from  any  liability,  claims  or   losses
resulting from the disbursement of the Development Financing proceeds or from the condition of the Leased Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the Development Financing made by Lessor to Lessee in connection therewith, except for Lessor's gross negligence or willful misconduct.
This   provision  shall  survive  the  termination  of   this
Agreement and shall continue in full force and effect so long as the possibility of any such liability, claims or losses exists.

2. EVIDENCE OF SATISFACTION OF CONDITIONS - Any condition of this Agreement which requires the submission of evidence of the existence or non- existence of a specified fact or facts implies as a condition the existence or non- existence, as the case may be, of such fact or facts, and Lessor shall, at all times, be free independently to establish to its reasonable satisfaction such existence or non-existence.

3.  ASSIGNMENT - Lessee may not assign this Development Financing
Agreement or any of its rights or obligations hereunder without the prior written consent of Lessor.

4. SUCCESSORS AND ASSIGNS - Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Lessee or by or on behalf of the Lessor shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

5. HEADINGS - The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

6. INVALID PROVISIONS TO AFFECT NO OTHERS - If fulfillment of any provision hereof, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and such clause or provision shall be deemed invalid as though not herein contained, and the remainder of this Agreement shall remain operative in full force and effect.

7. NUMBER AND GENDER - Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

8. AMENDMENTS - Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against
whom   enforcement  of  the  change,  waiver,  discharge   or
termination is sought.

9. NOTICES - Any notice which any party hereto may desire or may be required to give to any of the parties shall be in writing and the mailing thereof by certified mail, or equivalent, to the respective parties' addresses set forth hereinabove or to such other place such party may by notice in writing designate as its address shall constitute service of notice hereunder.

10. GOVERNING LAW - This Development Financing Agreement is made and executed pursuant to and is intended to be governed by the laws of the State where the Leased Premises are located.

11. FORCE MAJEURE - Anything in this Agreement to the contrary notwithstanding, Lessee shall not be deemed in default with respect to the performance of any of the terms, provisions, covenants, and conditions of this Agreement (except for the payment of all other monetary sums payable hereunder, to which the provisions of this Section shall not apply), if the same shall be due to any strike, lockout, civil commotion,
warlike   operations,   invasion,   rebellion,   hostilities,
sabotage,     governmental    regulations    or     controls,
impracticability of obtaining any materials or labor (except due to the payment of monies), shortage or unavailability of a  source of energy or utility service, Act of God, casualty,
adverse   weather  conditions,  or  any  cause   beyond   the
reasonable control of Lessee (except due to the payment of monies). Provided, however, in order to invoke the extension of the Completion Date afforded by this section, Lessee shall notify Lessor in writing within five days of the occurrence of such force majeure, and in any event the Completion Date shall be extended as a result of such occurrence no more than reasonably necessary and in no event no more than 90 days.

                          ARTICLE XIII
  DAMAGE, DESTRUCTION, CONDEMNATION, USE OF INSURANCE PROCEEDS

    1. DAMAGE OR DESTRUCTION OF THE LEASED PREMISES. Lessee will give the Lessor prompt notice of any damage to or destruction of the Leased Premises and in case of loss covered by policies of insurance the Lessor (whether before or after the exercise of the Put if Lessee be in default hereof) is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, that the Lessee may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of $50,000.00. Any expense incurred by the Lessor in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of Lessor) shall be reimbursed to the Lessor first out of any proceeds. The proceeds or any part thereof shall be applied to reduction of the Put Price, which Put may then be exercised by Lessor, without the application of any prepayment premium, or to the restoration or repair of the Leased Premises, the choice of application to be solely at the discretion of Lessor.

   2. CONDEMNATION. Lessee will give the Lessor prompt notice of any action, actual or threatened, in condemnation or eminent domain affecting the Leased Premises and hereby assigns, transfers, and sets over to the Lessor the entire proceeds of any award or claim for damages for all or any part of the Leased Premises taken or damaged under the power of eminent domain or condemnation, the Lessor being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Lessee will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Leased Premises
unless  prior  written consent of Lessor  is  obtained.   Any
expenses incurred by the Lessor in intervening in such action or collecting such proceeds shall be reimbursed to the Lessor first out of the proceeds. The proceeds or any part thereof shall be applied to reduction of the Put Price, which Put may then be exercised by Lessor, without the application of any prepayment premium, or to the restoration or repair of the Leased Premises, the choice of application to be solely at the discretion of Lessor.

   3. DISBURSEMENT OF INSURANCE AND CONDEMNATION PROCEEDS. Any restoration or repair shall be done under the supervision of an architect acceptable to Lessor and pursuant to plans and specifications approved by the Lessor. Subject to paragraph
4 below, in any case where Lessor may elect to apply the proceeds to repair or restoration or permit the Lessee to so apply the proceeds they shall be held by Lessor for such purposes and will from time to time be disbursed by Lessor to defray the costs of such restoration or repair under such safeguards and controls as Lessor may reasonably require to assure completion in accordance with the approved plans and specifications and free of liens or claims. Lessee shall on demand deposit with Lessor any sums necessary to make up any deficits between the actual cost of the work and the proceeds and provide such lien waivers and completion bonds as Lessor may reasonably require. Any surplus which may remain after
payment  of  all  costs of restoration or   repair  shall  be
applied against the rent then most remotely to be paid, whether due or not, without application of any prepayment premium or credit.

    4. LESSOR TO MAKE PROCEEDS AVAILABLE. In the event of insured damage to the improvements or in the event of a taking by condemnation of only a portion of the improvements or land area of the Leased Premises, and provided, the portion remaining can with restoration or repair continue to be operated for the purposes utilized immediately prior to such damage or taking, and if the appraised value of the Leased Premises after such restoration or repair shall not have been reduced, and provided further, no event of default exists under this Agreement after the expiration of any applicable cure periods and Lessee is diligently pursuing a course of conduct reasonably designed to cure such default, and the Lessee certified to Lessor their intention to remain in possession of the Leased Premises without any abatement or adjustment of rental payments, the Lessor agrees to make the proceeds available to the restoration or repair of the improvements on the Leased Premises in accordance with the provisions of paragraph 3 hereof.

                          ARTICLE XIV
                   MANDATORY PUT UPON DEFAULT

   Should Lessee commit an event of Default under this Agreement or  any  Development Financing Document (after the expiration
of   any   applicable  notice  and  cure  period)   ("Uncured
Default"), Lessor shall have the following rights:

    Upon an Uncured Default, or damage or destruction or condemnation of the Leased Premises not addressed by paragraph XIII (4), if Lessor elects to exercise the following option, Lessee shall purchase the Leased Premises from Lessor subject to the following terms and conditions:

                            A.    The purchase price at which
     Lessor shall sell the Leased Premises to Lessee, shall be the total amount of Initial Disbursed Funds disbursed by Lessor to acquire the Leased Premises at the Closing Date (as defined in the Commitment), plus the total amount of funds disbursed pursuant to this Agreement, plus all accrued interest and incurred expenses of Lessor fundable pursuant to this Agreement, plus all reasonable costs of collection and enforcement of the terms hereof.

                           B.    At such time as Lessor shall
     elect to sell the Leased Premises, Lessor shall give Lessee written notice of its intent to exercise its option to sell the Leased Premises to Lessee, including in such notice Lessor's calculation of the Purchase Price through the actual closing of the sale of the Leased Premises to Lessee pursuant to the terms hereof (the "Sale Date"), which shall be sixty days from such notice by Lessor. Lessee shall on or before the Sale Date deliver the purchase price as set forth in subparagraph (A) of this Article to Lessor. Upon such delivery, which shall be preceded by ten (10) days notice to Lessor, Lessor shall deliver to Lessee a warranty deed and appropriate affidavits evidencing that Lessor transfers the Leased Premises to Lessee subject to restrictions, easements or other encumbrances upon title existing as of the date of delivery, if any, except to the extent, if any, placed of record or caused by Lessor. The purchase price to be paid to Lessor shall be a net amount. All expenses in connection with the transfer of the Leased Premises, including, but not limited to appraisal fees, title insurance, recording fees, documentary stamps, conveyance tax, title evidence, and all other closing costs, shall be paid by the Lessee. The purchase price shall be paid by Lessee in cash to Lessor concurrently with the conveyance of the Leased Premises by the Lessor to the Lessee. If Lessor elects to sell the Leased Premises to Lessee pursuant to the terms hereof, the Leased Premises shall be conveyed by the Lessor to the Lessee "As Is".

   If Lessee shall fail to pay the Purchase Price on or before the Sale Date, Lessor may terminate the Lease, and sell the
Leased  Premises  to any third party purchaser.   Lessor  may
then send Lessee notice of the shortfall (the "Deficiency"), if any, between the amount of the net proceeds received by Lessor in such sale, and the total amount of Initial Disbursed Funds disbursed by Lessor to acquire the Parcel at the Closing Date (as defined in the Commitment), plus the total amount of funds disbursed pursuant to this Agreement, plus all accrued interest and incurred expenses of Lessor fundable pursuant to this Agreement, plus all reasonable costs of collection and enforcement of the terms hereof. Lessee shall immediately upon receipt of such notice of Deficiency remit the amount of the Deficiency in good funds to Lessor.

   Lessor's rights under this Mandatory Put shall expire on the Final Disbursement Date when the amendment to the Lease has been executed by all parties as set forth in Article IX hereof.

                           ARTICLE XV
          RENT, INTEREST, AND RENTAL MODIFICATION DATE

1. Rent shall be payable by Lessee and calculated as follows, on the funds advanced by Lessor on the Closing Date for the purchase of the land and related closing costs (the "Initial Disbursed Funds"): Rent shall accrue in the amount of $ 6,043.33 per month absent an uncured Default by Lessee; absent an uncured Default, accrued rent during the period of construction of the Improvements shall not be payable until
the  Final  Disbursement Date.   Upon the  occurrence  of  an
uncured Default, all accrued rent shall be immediately due and payable.

   On the Rental Modification Date, if not otherwise in default hereunder, Lessee shall begin paying Rent by the first of each month (prorata for the balance of any partial month in which the

Rental Modification Date occurs, payable with the first such adjusted Rent payable on the first day of the first full month following the Rental Modification Date) in the amount of $9,065.00 per month out of pocket. On the Final Disbursement Date, absent an Uncured Default, Rent shall be adjusted and documented by the lease amendment contemplated in Article IX hereof and paid to Lessor as described in Article F. of the Commitment.

    2. Disbursed proceeds of the Development Financing shall accrue interest at a rate of seven percent (7.0%) per annum, which interest shall accrue unpaid unless advanced by Lessor to itself, or Lessee shall default hereunder, which default shall remain uncured after the expiration of any applicable notice and cure period. However, one hundred and eighty days
(180) from the date hereof, (the "Rental Modification Date"), Lessee shall begin making monthly payments of subsequently accruing interest at the rate of 10.5% per annum out of pocket ("Out of Pocket Invoiced Interest") within 5 days after invoice from Lessor.

   3. Upon the occurrence of an event of default which remains uncured after the expiration of applicable notice and cure periods, disbursed proceeds of the Development Financing shall accrue interest at a rate of Fifteen Percent (15.0%) per annum, or the highest rate allowed by law, whichever is less, and the rental rate on the Initial Disbursed funds shall increase to Fifteen Percent (15.0%) per annum, or the highest rental rate allowed by law, whichever is less.




                          ARTICLE XVI
                     COUNTERPART EXECUTION

    Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.





   IN WITNESS WHEREOF, Lessee and Lessor have hereunto caused these presents to be executed on the date first above written.

         Americana  Dining  Corp.,   a
         Delaware corporation

         By:/s/ Donna Depoian
         Its: Vice President


        [Lessor's Signature appears on following page.]


        NET LEASE INCOME & GROWTH FUND 84-A LIMITED PARTNERSHIP

        By: Net Lease Management 84-A, Inc.

        By: /s/ Robert P Johnson
                Robert P. Johnson, President




        AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP

        By: AEI Fund Management XX, Inc.

        By: /s/ Robert P Johnson
                Robert P. Johnson, President







                              Exhibit "A"
                              2.012 ACRES

   Situated in the State of Ohio, County of Franklin, City of Columbus, Section 2, Township 1, Range 17, United States Military Lands and being all out of a 3.499 acre residual of Parcel 2 as conveyed to MORSO Holding Co. Of record in Official Record 30846G11 (all deed references refer to the records of the Recorder's Office, Franklin County, Ohio) and described as follows:

    Beginning for reference at the centerline intersection of Easton Way with Morse Crossing as dedicated in Plat Book 86,
Page 56-58;

    thence North 2 18' 27" East, with the centerline of  said
Morse Crossing,, a distance of 1043.69 feet to a point;

   thence North 87 41' 33" West, a distance of 55.00 feet to a point in the westerly right-of-way line of said Morse
Crossing;

   thence with said westerly right-of-way line, the following courses:

   North 2 18' 27" East, a distance of 23.37 feet to a point of curvature;

    With a curve to the right having a central angle of 1 26'
50", a radius of 1055.00 feet, whose chord bears North 3  01'
51" East, a chord distance of 26.65 feet to an iron pin set at the true point of beginning for this description;

    thence with a new division line across said 3.499 acre residual, the following courses:

   North 87 41' 33" West, a distance of 39.98 feet to an iron pin set;

   South 2 18' 27" West, a distance of 11.51 feet to an iron pin set;

   North 87 41' 33" West a distance of 86.86 feet to an iron pin set;

   North 42 41' 33" West, a distance of 84.15 feet to an iron pin set;

   North 87 41' 33" West, a distance of 19.50 feet to an iron pin set;

   North 2 18' 27" East, a distance of 120.00 feet to an iron pin set;

   North 87 41' 33" West, a distance of 184.50 feet to an iron pin set in an easterly line of a 50.706 acre tract as conveyed to Easton Market Limited Liability Company of record in Official Record 34933B09;

   thence North 2 18' 27" East, with an easterly line of said
Easton Market tract, a distance of 163.36 feet to an iron pin set at a southeasterly corner thereof;

   thence with a southerly line of said Easton Market tract, the following courses and distances:



                              2.012 ACRES
                                 -2-

   South 80 11' 33" East, a distance of 257.28 feet to an iron pin set at a point of curvature;

   With a curve to the right having a central angle of 27 45'
35", a radius of 180.00 feet, whose chord bears South 66  18'
45" East, a chord distance of 86.36 feet to an iron pin set at a point of reverse curvature;

    With a curve to the left having a central angle of 20 08'
31", a radius of 220.00 feet, whose chord bears South 62  30'
13" East, a chord distance of 76.94 feet to an iron pin set at a point of tangency;

   South 72 34' 34" East, a distance of 7.17 feet to a point of curvature;

   With a curve to the right having a central angle of 88 23'
07",  a radius of 10.00 feet, whose chord bears South 28  23'
00" East, a chord distance of 13.94 ffet to a point of reverse curvature in said westerly right-of-way line;

   thence with said westerly right-of-way line with a curve to the left having a central angle of 12 03' 18", a radius of 1055.00 feet, whose chord bears South 9 46' 55" West, a chord distance of 221.56 feet to the true point of beginning and containing 2.012 acres of land, more or less.

   Subject, however to all legal rights-of-way and/or easements, if any, of previous record.

   Bearings are based on the Ohio State Plane Coordinate System as per NAD 83. Control for bearings was from coordinates of monuments FRANK 64 and FRANK 164 established by the Franklin County Engineering Department using Global Positioning System procedures and equipment.


                                 EVANS,  MECHWART, HAMBLETON  & TILTON, INC.


                              /s/ Troy A Ray   6/25/98
                                  Troy A Ray
                                  Registered Surveyor No. 7918




                              EXHIBIT B

                         CONSTRUCTION COSTS

                         PROJECT COST BUDGET







                         Americana Dining Corp
                         Columbus, Ohio

                         Project Budget


Hard Costs:
Land and Building Purchase                   $1,000,000.00
General Building Construction                $1,470,900.00
Sitework                                     $  305,000.00
Vendor Contracts                             $   91,303.00
Contingency 10%                              $  186,700.00
Subtotal Hard Costs                          $3,053,903.00


Soft Costs:
Architect/Engineer                           $   63,000.00
Site Investigation/Survey                    $   12,000.00
Permits/Fees                                 $   32,500.00
Prototype Fee                                $   10,000.00
Liquor License Purchase                      $    8,000.00
Builders Risk Insurance                      $    2,000.00
Title Insurance                              $   15,000.00
CEI Parcel Develop Fee (1)                   $   36,250.00
CEI Legal Fees                               $   25,000.00
AEI Legal Fees                               $    7,500.00
RE Fee Paid By Sell/Lessee                   $   25,000.00
CEI Construction Supervision and Overhead    $   30,000.00
AEI Development Fee                          $   10,000.00
AEI Develop Interst (2)                      $   70,200.00
Appraisal                                    $    4,000.00
Promesa Fees                                 $      285.00
Sale/Leaseback Fee 1% (3)                    $   34,080.00
AEI Site Inspection                          $    1,000.00
Miscellaneous                                $    2,282.00
Subtotal Soft Cost                           $  388,097.00

Project Cotst                                $3,442,000.00
AEI 2% overhead Reimbursement                $   69,000.00
Total Project Cost                           $3,511,000.00




(1)  Est. 1st draw amount $1,036,000 x 7.0%/12 mos x 6 mos =
$36,260

(2)  $3,442,020 - 1,036,000 x 1/2 money out x 7.0%/12 mos x 10 mos = $70,200

(3)  Adjusted upon final funding and total final project cost.
This fee is calculated prior to AEI's 2% overhead disbursement.